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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


      Filed Pursuant to Section 13 or 15(d) of the Securities Act of 1934

       Date of Report (Date of earliest event reported) August 13, 1998
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                             AFC ENTERPRISES, INC.
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            (Exact name of registrant as specified in its charter)



     Minnesota                     -                58-2016606
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     (State or other          (Commission          (IRS Employer
     jurisdiction of          File Number)      Identification No.)
     incorporation)



Six Concourse Parkway, Suite 1700, Atlanta, Georgia   30328-5352
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(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code  (770) 391-9500
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                                Not Applicable
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         (Former name or former address, if changed since last report)
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Item  2.  Acquisition or Disposition of Assets
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     On August 13, 1998, AFC Enterprises, Inc., a Minnesota corporation, and AFC
Franchise Acquisition Corp, a Delaware corporation, (collectively "AFC") and Cinnabon International, Inc. ("CII" or "the Seller"), a Delaware corporation, entered into an Agreement and Plan of Merger (the "Merger Agreement") whereby
CII will become a wholly-owned subsidiary of AFC through AFC's purchase of 100 percent of CII's common stock (the "Purchase"). CII operates and franchises 358 retail cinnamon roll bakeries operating in 39 states, Canada and Mexico, of which 214 are company-operated.

     As provided in the Merger Agreement, the consideration to be paid by AFC to the Seller for CII's common stock will be $67.0 million in cash. AFC will obtain $47.0 million of the cash consideration from AFC's credit facility through its Amended and Restated Senior Secured Credit Facility with Goldman Sachs Credit Partners L.P., certain lenders defined in the credit agreement and Canadian Imperial Bank Of Commerce. The other $20.0 million will be funded with the proceeds from the sale of approximately 2.6 million shares of AFC's common stock to certain "qualified" investors who are existing AFC shareholders and option holders, on a pro-rata basis, at a price of $7.75 per share. To the extent necessary, Freeman Spogli, AFC's majority shareholder, has agreed to purchase unsubscribed shares up to the entire $20.0 million.

     The amount of consideration to be paid by AFC for CII's common stock was arrived at through normal common stock valuation techniques which took into consideration certain factors, including but not limited to, EBITDA multiples, working capital, potential growth of the business and brand awareness.

     The property and equipment to be acquired by AFC as part of the Purchase are used for the retailing operations of 214 cinnamon roll bakeries. The property and equipment to be acquired include restaurant and corporate furniture and equipment as well as leasehold improvements. The acquired property and equipment will be utilized in the same manner used prior to the Purchase.

     The Purchase will be accounted for using the purchase method of accounting.

Item 7.    Financial Statements and Exhibits
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     (a)  Financial Statements.

     It is impractical to provide the required financial statements of CII at the time of filing this Report. It is anticipated that such financial statements will be filed by amendment as soon as practicable but in no event later than 60 days following the date on which this Report must be filed provided that such financial statements are required under Rule 3-05 of Regulation S-X.

     (b)  Pro Forma Information.

     It is impractical to provide the required pro forma financial information with respect to CII at the time of filing this Report. It is anticipated that such financial statements will be filed by amendment as soon as practicable but in no event later than 60 days following the date on which this Report must be filed provided that such pro forma financial information is required under Rule 11-01 of Regulation S-X.

     (c)  Exhibit Index.

     Exhibit 10.05 Agreement of Plan of Merger by and among Cinnabon International, Inc., AFC Enterprises, Inc. and AFC Franchise Acquisition Corp., effective August 13, 1998.

     Exhibit 2.13 of the Merger Agreement--Working Capital will be filed with the amendment referred to in (a) and (b) above. This exhibit will be completed at closing.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    AFC Enterprises, Inc.

                                    By: /s/ Gerald J. Wilkins
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                                    Gerald J. Wilkins
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)


DATE:  August 28, 1998